Exhibit 10.11

FORM OF

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of [•], 2026, by and between (a) Applied Aerospace & Defense, Inc., a Delaware corporation (the “Company”), and (b) AA&D Holdings, LP, a Delaware limited partnership (“Greenbriar”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s proposed initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

WHEREAS, as of the date hereof, Greenbriar Beneficially Owns (as defined below) a majority of the equity interests in the Company;

WHEREAS, Greenbriar is contemplating causing the Company to effect an IPO;

WHEREAS, Greenbriar currently has the authority to appoint all Directors (as defined below) of the Company; and

WHEREAS, in consideration of Greenbriar agreeing to undertake the IPO, the Company has agreed to permit Greenbriar to nominate Directors to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a) From the Effective Date, Greenbriar shall have the right, but not the obligation, to nominate to the Board a number of nominees equal to at least: (i) 100% of the Total Number of Directors (as defined below), so long as Greenbriar continuously from the time of the IPO Beneficially Own shares of common stock, par value $0.01 per share (the “Common Stock”), representing at least 40% of the Original Amount held by Greenbriar (as defined below); (ii) 40% of the Total Number of Directors, in the event that Greenbriar continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 30% but less than 40% of the Original Amount held by Greenbriar; (iii) 30% of the Total Number of Directors, in the event that Greenbriar continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 20% but less than 30% of the Original Amount held by Greenbriar; (iv) 20% of the Total Number of Directors, in the event that Greenbriar continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 10% but less than 20% of the Original Amount held by Greenbriar; and (v) one Director, in the event that Greenbriar continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount held by Greenbriar (such persons, the “Nominees”). For purposes of calculating the number of Directors that Greenbriar is entitled to nominate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1.25 Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b) In the event that Greenbriar has nominated less than the total number of Nominees that Greenbriar shall be entitled to nominate pursuant to Section 1(a), Greenbriar shall have the right, at any time, to nominate such additional nominees to which it is entitled, in which case, the Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable Greenbriar to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (ii) appoint such additional individuals nominated by Greenbriar to fill such newly created directorships or to fill any other existing vacancies in accordance with Section 1(e).

(c) If the size of the Board is expanded, Greenbriar shall be entitled to nominate a number of Nominees to fill the newly created directorships such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that Greenbriar would be entitled to nominate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board. The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable Greenbriar to nominate and effect the election or appointment of additional nominees in accordance with the preceding sentence and (ii) appoint such additional nominees in accordance with Section 1(e).

(d) In the event that any Nominee shall cease to serve as a Director for any reason, Greenbriar shall be entitled to nominate such person’s successor in accordance with this Agreement (regardless of the number of shares of Common Stock Beneficially Owned by Greenbriar at the time of such vacancy). The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to (i) enable Greenbriar to nominate and effect the election or appointment of successor nominees in accordance with the preceding sentence and (ii) appoint such successor nominees in accordance with Section 1(e). It is understood that any such nominee shall serve the remainder of the term of the Director whom such nominee replaces.

(e) In each case where the Company has covenanted that the Directors shall take action to appoint a Nominee as a Director pursuant to any of Sections 1(a) through 1(d):

(i)

The Directors shall appoint such Nominee unless the Board determines, in good faith, that appointing such Nominee would cause the Directors to breach their fiduciary duties to the Company or its stockholders, in which case the Company shall provide Greenbriar with a notice explaining in reasonable detail the basis for the Board’s determination, and Greenbriar shall have the right to nominate an alternative Nominee in accordance with Sections 1(a) through 1(d); and

(ii)

The Company hereby covenants that the Directors shall not fill any vacant or newly created directorship for which Greenbriar is entitled to nominate a Nominee other than in accordance with Sections 1(a) through 1(d).

Without limiting the remedies available against the Company for breach of its covenants set forth in this Agreement, during any time that the Directors have failed to appoint a Nominee as a Director (including without limitation for the reasons set forth in the foregoing clauses (i) or (ii)), or if the Directors have appointed a person as a Director in lieu of a Nominee that Greenbriar has nominated in accordance with this Agreement:

(x)

the Company shall not, without the prior written consent of Greenbriar, consummate (and, to the fullest extent permitted by applicable law shall not enter into) any transaction that would constitute a “Business Combination” under any of clauses (i) through (iii) of Section 4(c) of Article Nine of the Company’s Certificate of Incorporation, except that for purposes of applying this sentence, the term “Interested Stockholder” shall mean any person or entity, whether or not a record or beneficial owner of stock of the Company, other than Greenbriar; and

(y)

the Company shall, promptly following a written request from Greenbriar, (i) call a special meeting of stockholders for the purpose of appointing a nominee to fill the vacant or newly created directorship that has resulted in Greenbriar’s right to nominate a Nominee pursuant to this Agreement; (ii) shall prepare a proxy statement and proxy card in connection with such special meeting, and shall include each Nominee in such proxy statement (together with a supporting statement provided by Greenbriar), including in the notice of meeting transmitted therewith, and proxy card as a nominee for Director; and (iii) reimburse Greenbriar for any expenses it reasonably incurs in connection with preparing its own proxy statement and proxy card and soliciting proxies or votes to appoint one or more Nominees as Directors in connection with such meeting.

(f) In addition to the nomination rights set forth in Section 1(a), from the Effective Date, for so long as Greenbriar continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 5% of the Original Amount held by Greenbriar, Greenbriar shall have the right, but not the obligation, to designate a person (a “Non-Voting Observer”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity. Any such Non-Voting Observer shall be permitted to attend all meetings of the Board and each committee thereof. Greenbriar shall have the right to remove and replace its Non-Voting Observer for any reason at any time and from time to time. The Company shall furnish to any Non-Voting Observer (i) notices of Board and Board committee meetings no later than, and using the same form of communication as, notice of such meetings are furnished to Directors and (ii) copies of any materials prepared for meetings of the Board or any committee thereof that are furnished to the Directors no later than the time such materials are furnished to the Directors; provided that failure to deliver notice or materials to such Non-Voting Observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to any such meeting shall not, by itself, impair the validity of any action taken at such meeting. Such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to Directors of the Company or as the Company reasonably requests. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Non-Voting Observer from receiving any materials and/or attending any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(g) The Company shall pay all reasonable out-of-pocket expenses incurred by the Nominees and the Non-Voting Observer in connection with the performance of their respective duties as Directors or as a Non-Voting Observer, as applicable, including in connection with attendance at any meeting of the Board or a committee thereof. The Company shall also pay all reasonable out-of-pocket expenses incurred by Greenbriar and its Affiliates in connection with (i) the enforcement of rights or taking of actions relating to this Agreement or the Company’s Certificate of Incorporation or Bylaws and (ii) any services requested by, or provided under a separate agreement, with the Company. All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by Greenbriar, the applicable Nominee or the Non-Voting Observer, as the case may be, promptly following submission of a request for reimbursement together with such supporting documentation reasonably requested by the Company.

(h) For purposes of this Agreement:

(i)

“Affiliate” of any person shall mean any other person controlled by, controlling, or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by,” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract, or otherwise).

(ii)

“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to vote shares of capital stock of the Company.

(iii)	“Director” means any member of the Board.

(iv)

“Original Amount held by Greenbriar” means the aggregate number of shares of Common Stock Beneficially Owned by Greenbriar upon completion of the IPO, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other similar changes in the Company’s capitalization.

(v)	“Total Number of Directors” means the total number of Directors comprising the Board.

(i) No reduction in the number of shares of Common Stock that Greenbriar Beneficially Owns shall shorten the term of any incumbent Director. At the Effective Date, the Board shall be comprised of eight members, shall be divided into three classes of directors in accordance with the Company’s Certificate of Incorporation and the initial Nominees shall be divided into three classes as follows: (i) the Class I Directors shall consist of Noah Blitzer and Scott Goldstein, (ii) the Class II Directors shall consist of James Katzman, Susan Lynch and Noah Roy and (iii) the Class III Directors shall consist of David King, James “Trip” Ferguson and Jack Morris.

(j) So long as Greenbriar has the right to nominate Nominees under Sections 1(a) through 1(d) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Greenbriar, and the Company’s Certificate of Incorporation and Bylaws (each as may be further amended, supplemented, or waived in accordance with its terms) shall at all times provide for indemnification, exculpation, and advancement of expenses to the fullest extent permitted under applicable law.

(k) At such time as the Company ceases to be a “controlled company” and is required by applicable law or the New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), Greenbriar’s Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(l) At any time that Greenbriar shall have any nomination rights under Section 1, the Company shall not take any action and the Company hereby covenants that the Directors shall not take any action, (including in each case by effecting any amendment to the Company’s Certificate of Incorporation or Bylaws), that could reasonably be expected to adversely affect Greenbriar’s rights under this Agreement, including through the increase or decrease of the size of the Board, in each case without the prior written consent of Greenbriar.

2. Company Obligations. The Company agrees to take all necessary corporate action to ensure that, prior to the date that Greenbriar and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount held by Greenbriar, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors, unless the Board determines, in good faith, that the inclusion of a Nominee in the Board’s Slate would not be in the best interest of the Company and its stockholders (other than Greenbriar), in which case, Greenbriar shall have the right to nominate an alternate Nominee for inclusion in the Board’s Slate; and (ii) whether or not a Nominee is included in the Board’s Slate, each Nominee shall be included in the proxy statement (together with a supporting statement provided by Greenbriar) and proxy card prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Greenbriar will promptly report to the Company after Greenbriar ceases to Beneficially Own at least 5% of the Original Amount held by Greenbriar, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that Greenbriar is entitled to nominate to the Board’s Slate for any election of Directors shall be based on the percentage of the Original Amount held by Greenbriar immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”)). Unless Greenbriar notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees whose terms expire at the meeting of stockholders to which such Director Election Proxy Statement relates shall be presumed to be re-nominated for election at such meeting, and no further action shall be required of Greenbriar for the Board to include such Nominees on the Board’s Slate as contemplated by clause (i) of this Section 2; provided that, in the event Greenbriar is no longer entitled to nominate the full number of Nominees then serving on the Board, Greenbriar shall provide advance written notice to the Company of which currently serving Nominee(s) whose terms expire at such meeting of stockholders shall be excluded from the Board’s Slate and, to the extent applicable, of any replacement Nominees to be assigned to the class of Directors standing for election at such meeting of stockholders or any other changes to the list of Nominees. If Greenbriar fails to provide such notice prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), a majority of the independent Directors then serving on the Board shall determine which of the Nominees of Greenbriar then serving on the Board will be included in the Board’s Slate as contemplated by clause (i) of this Section 2. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange, the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Greenbriar acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.”

3. Committees. From and after the Effective Date hereof until such time as Greenbriar and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount held by Greenbriar, the Company hereby covenants that the Board shall not form or designate any committee of the Board unless Greenbriar has consented to such formation or designation. Notwithstanding the preceding sentence, the consent of Greenbriar shall not be required if:

(a) Greenbriar has been provided the opportunity to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (i) the percentage of the Original Amount held by Greenbriar then Beneficially Owned by Greenbriar and (ii) the number of positions, including any vacancies, on the applicable committee; or

(b) none of the Directors designated by Greenbriar pursuant to this Agreement are eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

The Company hereby covenants that the Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the percentage of the Original Amount held by Greenbriar Beneficially Owned by Greenbriar following such designation. Unless Greenbriar notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent Greenbriar has the requisite percentage of the Original Amount held by Greenbriar to designate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by Greenbriar to serve on a committee shall be presumed to be re-designated for such committee. Without limiting the remedies available to Greenbriar, the Company shall not consummate any act or transaction approved or recommended by a committee of the Board formed or designated in a manner inconsistent with this Section 3 without the prior written consent of Greenbriar.

4. Information Rights; Confidentiality. The Company shall, and shall cause its subsidiaries to permit Greenbriar and its representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any such subsidiaries and to discuss the affairs, finances and condition of the Company or any such subsidiaries with the officers of the Company or any such subsidiary (the “Information”). Greenbriar may elect from time to time, by written notice to the Company, not to receive Information for a predetermined period of time (which may be indefinite).The Company acknowledges and agrees that the Nominees may share with Greenbriar and its Affiliates any and all non-public information with respect to the Company or its Affiliates or subsidiaries (together with the Information, the “Company Confidential Information”) received by them from or on behalf of the Company or its Affiliates, subject to the obligation of Greenbriar and its Affiliates to maintain the confidentiality of such Company Confidential Information in accordance with this Section 4. The Company acknowledges and agrees that Greenbriar and its Affiliates may, to the fullest extent permitted by applicable law, use for their own benefit and disclose to Permitted Recipients any Company Confidential Information that is in their possession as of the date hereof or that is disclosed after the date of this Agreement to Greenbriar or its Affiliates by Nominees or on behalf of the Company or its Affiliates or subsidiaries. For purposes of this Section 4, “Permitted Recipients” means (i) Affiliates, directors, officers, representatives, agents, employees, and professional advisers of Greenbriar and its Affiliates, (ii) the investors, limited partners, or members of Greenbriar or its Affiliates (and, to the extent required for such limited partners’ or members’ internal reporting obligations, Affiliates of such limited partners or members), (iii) persons who have expressed a bona fide interest in becoming investors, limited partners, or members of Greenbriar or any of its Affiliates, (iv) potential transferees of equity securities of the Company held by Greenbriar or any of its Affiliates, (v) potential participants in future transactions involving Greenbriar, any of its Affiliates, or their related investment funds (whether or not involving the Company), and (vi) such other persons as Greenbriar shall reasonably deem necessary in connection with the conduct of its or its Affiliates’ investment and business activities. Any disclosure of Company Confidential Information to a Permitted Recipient shall be subject to the condition that such Permitted Recipient agrees to keep such Company Confidential Information confidential on terms no less restrictive than those on which Greenbriar maintains its own confidential information. Notwithstanding the foregoing, Greenbriar, its Affiliates, and any Permitted Recipient may disclose Company Confidential Information without restriction in the following circumstances: (x) the Company Confidential Information (A) has become generally available to the public other than as a result of a breach of any confidentiality obligation by Greenbriar, its Affiliates, and any Permitted Recipient, (B) was or has come into the possession of Greenbriar, its Affiliates, or the Permitted Recipient on a non-confidential basis from a source not bound by a confidentiality obligation with respect thereto, or (C) has been independently developed by Greenbriar, its Affiliates, or the Permitted Recipient without use of the Company Confidential Information, (y) disclosure is necessary in order to comply with any applicable law, order, regulation, or ruling, or to a regulatory agency with applicable jurisdiction over Greenbriar, its Affiliates, or such Permitted Recipient or (z) disclosure is required in response to any summons or subpoena or in connection with any litigation or arbitration, provided, that with respect to any disclosure made pursuant to clauses (y) or (z) above, Greenbriar, its Affiliates, or the applicable Permitted Recipient shall, to the extent legally permissible, provide prior written notice of such required disclosure to the Company and take all commercially reasonable and lawful actions to avoid and minimize the extent of such disclosure.

5. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Greenbriar, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Greenbriar shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of Directors, but the failure to do so shall not constitute a waiver of its rights hereunder for any purpose; provided, however, that, subject to Section 2, in the event Greenbriar fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), the Nominating and Corporate Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred, and Greenbriar shall be deemed to have waived its rights hereunder solely with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Greenbriar. Except as otherwise expressly provided in Section 7, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

7. Assignment. Upon written notice to the Company, Greenbriar may assign to any Affiliate of Greenbriar (other than a portfolio company) all or any of its rights hereunder and, following such assignment, such assignee shall be deemed to have the rights and obligations of “Greenbriar” for all purposes hereunder. To the extent Greenbriar assigns its rights hereunder in part to an Affiliate, the rights of “Greenbriar” hereunder may be exercised by any of Greenbriar and its Affiliates as they shall designate. Upon any such assignment, any Beneficial Ownership threshold hereunder shall be measured by the Beneficial Ownership of Greenbriar, its Affiliates and any such assignees, collectively.

8. Indemnification.

(a) The Company shall defend, indemnify and hold harmless Greenbriar, its Affiliates, partners, employees, agents, directors, managers, officers, and controlling persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ and experts’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of or in any way relating to (i) Greenbriar’s or its Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors, or Affiliates or (y) to the extent such Actions are directly caused by such person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior to, on or after the date of this Agreement by any Indemnified Party to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith, or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. The Company further agrees that with respect to any Indemnified Party who is employed, retained, or otherwise associated with, or appointed or nominated by, Greenbriar or any of its Affiliates and who acts or serves as a Director, officer, manager, fiduciary, employee, consultant, advisor, or agent of, for, or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements, or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement), or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against Greenbriar for contribution or have rights of subrogation against Greenbriar through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that Greenbriar pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse Greenbriar for such payment or advance upon request, subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and Greenbriar that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such

Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity and advancement shall be in addition to any rights that any Indemnified Party may have at common law, pursuant to the Company’s Certificate of Incorporation or Bylaws, pursuant to any other contract with the Company or otherwise, and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 8, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b) The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses, and/or insurance provided by investment funds managed by Greenbriar and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement, reimbursement provision, or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries, or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses, or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries, or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 8(b).

9. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws of any jurisdiction that would result in the application of any other laws.

11. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the construction, interpretation, validity, performance or enforceability of this Agreement shall be brought against any of the parties only in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 19, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

12. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

13. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

14. Termination. The terms of this Agreement shall terminate, and be of no further force and effect upon the earlier of: (i) the mutual consent of the Company and Greenbriar, (ii) at such time as Greenbriar is not entitled to nominate any Nominees pursuant to Section 1 of this Agreement, and (iii) upon the winding-up, dissolution or liquidation of the Company. Notwithstanding the foregoing, Sections 5 through 20 shall survive any termination of this Agreement.

15. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

16. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

17. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

18. Specific Performance. Each of the parties hereto agrees that, notwithstanding any other provision of this Agreement, irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

19. Notices. All notices, requests, and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Applied Aerospace & Defense, Inc.
335 Quality Circle NW
Huntsville, AL 35806
Attention:	[***]
Email:	[***]

If to any member of Greenbriar or any Nominee:

Greenbriar Equity Group, L.P. 1 Greenwich Plaza
Greenwich, CT 06830
Attention:	[***]

Email:	[***]

In each case, with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Shawn OHargan, P.C.
Ross M. Leff, P.C.
Email:	sohargan@kirkland.com
ross.leff@kirkland.com

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose of notice to the other parties and the Company. Each such notice, request, or other communication shall be effective when delivered at the address specified in this Section 19 during regular business hours.

20. Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive, or take any other action with respect to this Agreement on behalf of the Company.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Applied Aerospace & Defense, Inc.

By:
Name:
Title:

AA&D Holdings, LP

By:	GB Eagle GP, LLC
Its:	General Partner

By:
Name:
Its:

[Signature Page to Stockholders Agreement]